Exhibit 15.1

普华永道中天会计师事务所有限公司 北京分所 26/F Office Tower A Beijing Fortune Plaza 7 Dongsanhuan Zhong Road Chaoyang District Beijing 100020, PRC Telephone +86 (10) 6533 8888 Facsimile +86 (10) 6533 8800 pwccn.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177810) of Phoenix New Media Limited of our report dated April 27, 2012 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

April 27, 2012